Exhibit 1


                         CYCLE COUNTRY ACCESSORIES CORP.

                   CYCLE COUNTRY ACCESSORIES SUBSIDIARY CORP.

                            LAURUS MASTER FUND, LTD.



                          SECURITIES PURCHASE AGREEMENT



                                  JUNE 9, 2003

                                TABLE OF CONTENTS

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                                                                                                   Page
                                                                                                   ----
1.    AGREEMENT TO SELL AND PURCHASE..................................................................1
2.    FEES AND WARRANTS...............................................................................1
3.    CLOSING, DELIVERY AND PAYMENT...................................................................2
      3.1      Closing................................................................................2
      3.2      Delivery...............................................................................2
4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................2
5.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS................................................5
      5.1      Requisite Power and Authority...............................ERROR! BOOKMARK NOT DEFINED.
6.    COVENANTS OF THE COMPANY........................................................................6
      6.1      Stop-Orders............................................................................6
      6.2      Listing................................................................................6
      6.3      Market Regulations.....................................................................6
      6.4       Reporting Requirements................................................................6
      6.5      Use of Funds...........................................................................6
      6.6      Access to Facilities...................................................................7
      6.7      Taxes..................................................................................7
      6.8      Insurance..............................................................................7
      6.9      Intellectual Property..................................................................7
      6.10     Confidentiality........................................................................7
      6.11     Corporate Existence.........................................ERROR! BOOKMARK NOT DEFINED.
      6.12     Reissuance of Securities...............................................................8
      6.13     Opinion................................................................................8
7.    COVENANTS OF THE COMPANY AND PURCHASERS REGARDING INDEMNIFICATION...............................8
      7.1      Company Indemnification.....................................ERROR! BOOKMARK NOT DEFINED.
      7.2      Purchaser's Indemnification.................................ERROR! BOOKMARK NOT DEFINED.
      7.3      Procedures.............................................................................8
8.    RESTRICTIONS ON TRANSFER........................................................................8
9.    REGISTRATION RIGHTS..................................................ERROR! BOOKMARK NOT DEFINED.
      9.1      Registration Rights Granted.................................ERROR! BOOKMARK NOT DEFINED.

      9.2      Non-Registration Events.....................................ERROR! BOOKMARK NOT DEFINED.
      9.3      Expenses....................................................ERROR! BOOKMARK NOT DEFINED.
      9.4      Indemnification and Contribution............................ERROR! BOOKMARK NOT DEFINED.
10.   OFFERING RESTRICTIONS...........................................................................8
11.   SECURITY INTEREST...............................................................................9
12.   MISCELLANEOUS...................................................................................9
      12.1     Governing Law..........................................................................9
      12.2     Survival...............................................................................9
      12.3     Successors and Assigns.................................................................9
      12.4     Entire Agreement.......................................................................9
      12.5     Severability..........................................................................10
      12.6     Amendment and Waiver..................................................................10
      12.7     Delays or Omissions...................................................................10
      12.8     Notices...............................................................................10
      12.9     Attorneys' Fees.......................................................................10
      12.10    Titles and Subtitles..................................................................11
      12.11    Counterparts..........................................................................11
      12.12    Broker's Fees.........................................................................11
      12.13    Indemnification.......................................................................11
      12.14    Construction..........................................................................11

                         CYCLE COUNTRY ACCESSORIES CORP.

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of June 9, 2003, by and among CYCLE COUNTRY ACCESSORIES CORP. a Nevada corporation ("PARENT") CYCLE COUNTRY ACCESSORIES CORP. Subsidiary, a Nevada corporation and wholly owned subsidiary of Parent (the "COMPANY"), and Laurus Master Fund, Ltd., a Cayman Islands company (the "PURCHASER").

                                    RECITALS

         WHEREAS, the Company has authorized the sale of (i) Series A Convertible Preferred Stock, $0.01 par value (the "PREFERRED STOCK") for the aggregate purchase price of TWO MILLION DOLLARS ($2,000,000) convertible into shares of the Parent's common stock, $0.01 par value per share (the "COMMON STOCK") .

         WHEREAS, the Parent wishes to issues a warrant (the "WARRANT") to the Purchaser to purchase shares of the Parent's 's Common Stock in connection with Purchaser's purchase of the Preferred Stock;

         WHEREAS, Purchaser desires to purchase the Preferred Stock and Warrant on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Preferred Stock and Warrant to the Purchaser on the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AGREEMENT TO SELL AND PURCHASE. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company Preferred Stock in the amount of $2,000,000, convertible in accordance with the terms thereof into shares of the Parent's Common Stock. The Preferred Stock purchased on the Closing Date shall be known as the "OFFERING." The Certificate of Designations for the Preferred Stock (the "CERTIFICATE OF DESIGNATIONS") is annexed hereto as Exhibit A. Collectively, the Preferred Stock and Warrant (as defined in Section 2) and Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrant are referred to as the "SECURITIES."

         2. FEES AND WARRANT.

                  (a) The Parent will issue and deliver to the Purchaser a Warrant to purchase 40,000 shares of its Common Stock in connection with the Offering (the "WARRANT") pursuant to Section 1 hereof. The Warrant must be delivered on the Closing Date. A form of Warrant is annexed hereto as Exhibit B. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by the Parent and the Company are hereby also made and granted in respect of the Warrant and shares of the Parent's Common Stock issuable upon exercise of the Warrant (the "WARRANT SHARES").

                  (b)  The  Parent  shall   reimburse   the  Purchaser  for  its
reasonable legal fees for services rendered to the Purchaser in preparation of this Agreement and the Related Agreements.

                  (c) The Company will pay a cash fee in the amount of four and one quarter percent (4.25%) of the aggregate gross purchase price to be paid to the Company from the sale of the Preferred Stock in the Offering (the "FUND MANAGEMENT FEE") to Laurus Capital Management, L.L.C., a Delaware limited liability company. The Fund Management Fee must be paid on the Closing Date. The aforementioned Fund Management Fee and legal fees will be payable at the Closing out of funds held pursuant to a Funds Escrow Agreement to be entered into by the Company, Purchaser and an Escrow Agent.

                  (d) For as long as the Purchaser holds the Preferred Stock, on each anniversary of the date hereof, the Parent shall pay an additional fee to the Purchaser equal to one percent (1%) of the aggregate gross purchase price to be paid to the Company from the sale of the Preferred Stock in the Offering.

         3. CLOSING, DELIVERY AND PAYMENT.

             3.1 CLOSING. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the "CLOSING"), which closing is comprised of Purchaser's purchase of the Preferred Stock in the aggregate principal amount of $2,000,000, shall take place on the date hereof or at such other time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the "CLOSING DATE").

             3.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser the Certificate of Designations in the form attached as Exhibit A representing the principal amount of $2,000,000 and a Common Stock Purchase Warrant in the form attached as Exhibit B in the Purchaser's name representing Warrant Shares and the Purchaser will deliver to the Company $2,000,000, less fees and expenses by certified funds or wire transfer made payable to the order of the Company, cancellation of indebtedness or any combination of the foregoing.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

             Each of the Parent and the Company hereby jointly and severally represents and warrants, as applicable, to the Purchaser as of the date of this Agreement as set forth below except as disclosed in the Parent's filings under the Securities Exchange Act of 1934 (collectively, the "EXCHANGE ACT FILINGS"), or the Schedules hereto.

             4.1 Each of the Parent and the Company is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and duly qualified and in good standing in every other state or jurisdiction in which the nature of the Parent's or the Company's business requires such qualification.

             4.2 The execution, delivery and performance of this Agreement, the Fund Escrow Agreement, the Stock Pledge Agreement and the Pledge and Security Agreement (the "RELATED AGREEMENTS") (i) have been duly authorized, (ii) are not in contravention of such either the Parent's or the Company's certificate of incorporation, by-laws or of any indenture, agreement or undertaking to which such Parent or Company is a party or by which such Parent or Company is bound and (iii) are within such Parent or Company's corporate powers.

             4.3 This Agreement and the Related Agreements executed and delivered by each of the Parent and the Company constitute their legal, valid and binding obligations, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

             4.4 Based upon the Employee Retirement Income Security Act of 1974 ("ERISA"), and the regulations and published interpretations thereunder each of the the Parent and the Company: (i) have not engaged in any Prohibited Transactions as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, as amended; (ii) have met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii do not have any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) do not have any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than Companies' employees; and (v) have not withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

             4.5 Except as set forth on Schedule 4.5, each of the Parent and the Company is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which such Parent or the Company is about to engage and the fair saleable value of its assets (calculated on a going concern basis) is in excess of the amount of its liabilities.

             4.6 There is no pending or threatened litigation, action or proceeding which is probable of having a Material Adverse Effect.

             4.7 All balance sheets and income statements which have been delivered to Laurus fairly, accurately and properly state each of the Parent and the Company's financial condition on a basis consistent with that of previous financial statements and there has been no material adverse change in the either the Parent's or Company's financial condition as reflected in such statements since the date thereof and such statements do not fail to disclose any fact or facts which might have a Material Adverse Effect on the Parent's or the Company's financial condition.

             4.8 Each of the Parent and the Company possesses all of the Intellectual Property necessary to conduct its respective business. There has been no assertion or claim of violation or infringement with respect to any Intellectual Property.

             4.9 Neither this Agreement, the exhibits and schedules hereto, the Related Agreements nor any other document delivered by the Parent and the Company to Laurus or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to Laurus by the Parent or the Company were based on the such Parent's or Company's experience in the industry and on assumptions of fact and opinion as to future events which the Parent or the Company, at the date of the issuance of such projections or estimates, believed to be reasonable. As of the date hereof no facts have come to the attention of the Company that would, in its opinion, require the Parent or the Company to revise or amplify in any material respect the assumptions underlying such projections and other estimates or the conclusions derived there from.

             4.10 The offer, sale and issuance of the shares of the Parent's Common Stock issuable upon the conversion of the Preferred Stock and the Warrant will be registered under the Company's Registration Statement on Form SB-2 and filed with the Securities and Exchange Commission. As such, the Preferred Stock, the Warrant and the shares of Common Stock issuable upon conversion of the Preferred Stock will be freely tradeable and the certificates evidencing those securities will not have restrictive legends when such registration statement is declared effective by the SEC..

             4.11 The  Common  Stock of the  Parent is  registered  pursuant  to
Section 12(b) or 12(g) of the Exchange Act and the Company has timely filed all proxy statements, reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act. The Parent has furnished Laurus with copies of (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and (ii) its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 (collectively, the "SEC Reports"). Each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Parent included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial position of the Parent as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

             4.12 The Parent's Common Stock is listed for trading on the Over-the-Counter Bulletin Board("OTCBB"). Upon completion of the several transactions with Laurus, the Company's Common Stock will satisfy all requirements for initial listing on the American Stock Exchange . The Company has determined that as of June 9, 2003 the Common Stock does not meet all requirements for such listing.

             4.13 Upon the SEC declaring the Parent's registration statement registering the Securities on Form SB-2 effective, the Securities will be freely tradeable and the shares evidencing the Common Stock issuable under the Securities will be free of restrictive legends. The Parent will not issue any stop transfer order or other order impeding the sale and delivery of any of the Securities.

             4.14 Each of the Parent and the Company understands the nature of the Securities being sold hereby and recognizes that they may have a potential dilutive effect. The Parent specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Preferred Stock and exercise of the Warrant is binding upon the Parent and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Parent.

             4.15 There is no agreement that has not been filed with the SEC as an exhibit to a registration statement or other applicable form the breach of which could have a material and adverse effect as to the Parent and its subsidiaries, or would prohibit or otherwise interfere with the ability of the Parent or the Company to enter into and perform any of their obligations under this Agreement in any material respect.

         5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

             The Purchaser hereby represents and warrants to each of the Parent and the Company with respect to itself or himself as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Parent or the Company set forth in this Agreement):

             5.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

             5.2 PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

             5.3 PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

         6. ADDITIONAL COVENANTS. Each of the Parent and the Company jointly and severally covenants and agrees, as applicable, with the Purchaser as follows:

             6.1 STOP-ORDERS. The Parent will advise the Purchaser, promptly after it receives notice of issuance by the Securities and Exchange Commission (the "SEC"), any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Parent, or of the suspension of the qualification of the Common Stock of the Parent for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

             6.2 LISTING. The Parent will maintain the listing of its Common Stock on the OTCBB or the American Stock Exchange (the "PRINCIPAL MARKET"), and will comply in all material respects with the Parent's reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Parent will provide the Purchaser copies of all notices it receives notifying the Parent of the threatened and actual delisting of the Common Stock from any Principal Market.

             6.3 MARKET REGULATIONS. The Parent shall notify the SEC, and any Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to Purchaser and promptly provide copies thereof to Purchaser.

             6.4 REPORTING REQUIREMENTS. The Parent will timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports there under even if the Exchange Act or the rules or regulations there under would permit such termination.

             6.5 USE OF FUNDS. Each of the Parent and the Company agrees that it will use the proceeds of the sale of the Preferred Stock and Warrant for general corporate purposes only, in the ordinary course of its business and consistent with past practice.

             6.6 ACCESS TO FACILITIES. Each of the Parent and the Company will permit any representatives designated by the Purchaser (or any transferee of the Purchaser), so long as such person holds any Securities upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of the Parent or the Company, to (a) visit and inspect any of the properties of the Parent or the Company, (b) examine the corporate and financial records of the Parent or the Company (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts there from and (c) discuss the affairs, finances and accounts of any such corporations with the directors, officers and independent accountants of the Parent or the Company.

             6.7 TAXES. Each of the Parent and the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Parent and the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Parent or the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Parent and the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security there for.

             6.8 INSURANCE. Each of the Parent and the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Parent's or the Company's line of business, in amounts sufficient to prevent the Parent or the Company from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and each of the Parent and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

             6.9 INTELLECTUAL PROPERTY. Each of the Parent and the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

             6.10 CONFIDENTIALITY. Each of the Parent and the Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, including the federal and state securities laws and then only to the extent of such requirement.

             6.11 CORPORATE EXISTENCE. Each of the Parent and the Company shall maintain its corporate existence, and will not liquidate, dissolve or effect a recapitalization, reclassification or reorganization in any form of transaction. In addition, the each of the Parent and the Company shall not sell all or substantially all of the Parent's or the Company's assets, except in the event of a merger or consolidation or sale or transfer of all or substantially all of the Parent's or the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Parent's or the Company's obligations hereunder and the Related Agreements and (ii) is a publicly traded company whose common stock is quoted or listed on a Principal Market.

             6.12 REISSUANCE OF SECURITIES. At the Closing and upon the issuance of shares of Common Stock following conversion of the Preferred Stock and exercise of the Warrants, each of the Parent and the Company, as applicable agrees to issue certificates representing the Securities without any restrictive legends. The Parent agrees to cooperate with the Purchaser in connection with all resales of the Securities and provide legal opinions necessary to allow such resales.

             6.13 OPINION. On the Closing Date, the Parent will deliver to the Purchaser an legal opinion acceptable to the Purchaser from the Parent's legal counsel in the form annexed hereto as Exhibit C. The Parent will provide, at the Parent's expense, such other legal opinions in the future as are reasonably necessary for the conversion of the Preferred Stock and exercise of the Warrants.

         7.  COVENANTS  OF   THE   PARENT,   COMPANY   AND   PURCHASER REGARDING
INDEMNIFICATION.

             7.1 PARENT AND COMPANY INDEMNIFICATION. Each of the Parent and the Company jointly and severally agrees to indemnify, hold harmless, reimburse and defend Purchaser, each of Purchaser's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which results, arises out of or is based upon (i) any misrepresentation by Parent or the Company or breach of any warranty by the Parent or the Company in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement, or (ii) any breach or default in performance by Parent or the Company of any covenant or undertaking to be performed by the Parent or the Company hereunder, or any other agreement entered into by the Parent, the Company and Purchaser, as applicable, relating hereto.

             7.2 PURCHASER'S INDEMNIFICATION. Purchaser agrees to indemnify, hold harmless, reimburse and defend each of the Parent and the Company and each of their officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Parent or the Company which results, arises out of or is based upon (i) any misrepresentation by Purchaser or breach of any warranty by Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by Purchaser of any covenant or undertaking to be performed by Purchaser hereunder, or any other agreement entered into by the Parent, the Company and Purchaser, as applicable, relating hereto.

             7.3 PROCEDURES. The procedures and limitations set forth in Section
9.6 shall apply to the indemnifications set forth in Sections 7.1 and 7.2 above.

         8. INTENTIONALLY OMITTED..

         9. OFFERING RESTRICTIONS. Except as previously disclosed in the SEC Reports or stock or stock options granted to employees or directors of the

Company; or equity or debt issued in connection with an acquisition of a business or assets by the Parent or the Company; or the issuance by the Parent or the Company of stock in connection with the establishment of a joint venture partnership or licensing arrangement (these exceptions hereinafter referred to as the "EXCEPTED ISSUANCES"), the neither the Parent nor the Company will issue any securities with a variable/floating conversion feature which are or could be (by conversion or registration) free-trading securities prior to the repayment in full or conversion in full of the Preferred Stock.

         10. RESTRICTED CASH ACCOUNT. As a condition of Closing, the Company will place $2,000,000 in a restricted account at a bank reasonably acceptable to the Purchaser, and maintain such amount in the restricted account for as long as the Purchaser shall hold any Preferred Shares. The account shall be pledged to Purchaser as security for the performance of the Parent's obligations hereunder.

         11. MISCELLANEOUS.

             11.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York; provided, however that the Purchaser may choose to waive this provision and bring an action outside the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

             11.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

             11.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time.

             11.4 ENTIRE AGREEMENT. This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

             11.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             11.6 AMENDMENT AND WAIVER.

                  (a) This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

                  (b) The obligations of the Company and the rights of the holders of the Securities under the Agreement may be waived only with the written consent of such holders of Securities. The rights of the holder of Preferred Stock may be waived only with the written consent of such holder.

             11.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Purchaser's part of any breach, default or noncompliance under this Agreement, the Preferred Stock or the Related Agreements or any waiver on such party's part of any provisions or conditions of the Agreement, the Certificate of Designations or the Related Agreements must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Preferred Stock or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

             11.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to the Purchaser at the address set forth on the signature page hereto for such Purchaser, with a copy in the case of the Purchaser to John E. Tucker, Esq., 152 West 57th Street, 4th Floor, New York, NY 10019, facsimile number (212) 541-4434, or at such other address as the Company or the Purchaser may designate by ten days advance written notice to the other parties hereto.

             11.9 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

             11.10 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

             11.11 COUNTERPARTS. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

             11.12 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein, except as specified herein with respect to the Purchaser. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 12.12 being untrue.

             11.13 INDEMNIFICATION. The Company shall indemnify the Purchaser for any losses or expenses incurred by the Purchaser in connection with any claims brought against the Purchaser by any third party (including any other stockholder of the Company) as a result of the transactions contemplated by this Agreement, other than for a breach of representation or warranty made by the Purchaser herein.

             11.14 CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

         IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:                          PURCHASER:

CYCLE COUNTRY ACCESSORIES CORP.   LAURUS MASTER FUND, LTD.

By: /s/ David J. Davis            By: /s/ David Grin
    ---------------------------       -----------------------------
Name:    David J. Davis           Name:
Title:   Vice President / CFO     Address: LAURUS MASTER FUND, LTD.
Address: P.O. Box 239                      c/o Ironshore Corporate Services Ltd.
         2188 Highway 86                   P.O. Box 1234 G.T., Queensgate House,
         Milford, IA 51351                 South Church Street
                                           Grand Cayman, Cayman Islands

CYCLE COUNTRY ACCESSORIES CORP.
SUBSIDIARY

By: /s/ David J. Davis
    ---------------------------
Name:    David J. Davis
Title:   Vice President / CFO
Address: P.O. Box 239
         2188 Highway 86
         Milford, IA 51351


                 [SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]



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